EXHIBIT 99.1

Franchise Group Enters into Exclusive Negotiations with Kohl’s Corporation

DELAWARE, Ohio, June 06, 2022 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group”) today announced that it has entered into a three week exclusive negotiation period to acquire Kohl’s Corporation for $60.00 per share in cash.

If Franchise Group and Kohl’s Corporation enter into a definitive agreement, Franchise Group intends to contribute approximately $1 billion of capital to the transaction, all of which is expected to be funded through a corresponding increase in the size of its secured debt facilities. A majority of the financing for the transaction is anticipated to be provided on the basis of the real estate assets of Kohl’s Corporation. Other than the increased secured debt facilities of Franchise Group, none of the financing for the transaction is expected to be recourse to Franchise Group.

Franchise Group remains committed to its conservative financial policies, including target leverage levels, and maximizing free cash flow generation. If a transaction is completed, it is anticipated that the free cash flow, Adjusted EBITDA and Non-GAAP EPS of Franchise Group would significantly increase. The significant increase in free cash flow generation is expected to further Franchise Group’s objective of increasing dividends and other capital return to shareholders, while also enabling Franchise Group to accelerate continued organic and inorganic investments.

There can be no assurance any transaction will result from the ongoing discussions with Kohl’s Corporation. Franchise Group does not intend to make any additional comments regarding these discussions unless and until it is appropriate to do so, or a formal agreement has been reached or transaction discussions are terminated.

About Franchise Group, Inc.

Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements include all statements in this press release regarding the potential acquisition of Kohl’s Corporation, the timing thereof, whether such transaction proceeds and, if so, the effect thereof on Franchise Group, any expected financial performance of Kohl’s Corporation or Franchise Group or the benefits that Franchise Group presently expects to derive from the transaction, including that the transaction, if completed, would significantly increase free cash flow, Adjusted EBITDA and Non-GAAP EPS of Franchise Group or allow it to increase dividends, shareholder returns or organic or inorganic investments. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the period ended December 25, 2021, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161